Exhibit 99.1

`

press release
November 4, 2025

Radian Announces Third Quarter 2025 Financial Results

— Company on track to acquire Inigo, a highly profitable Lloyd’s specialty insurer, for $1.7 billion —

— Following a comprehensive strategic review, announced divestiture plan for Mortgage Conduit, Title and Real Estate Services businesses —

— Inigo acquisition, along with divestitures, set to transform Radian into global multi-line specialty insurer —

— Third quarter net income from continuing operations of $153 million, or $1.11 per diluted share —

— Book value per share growth of 9% year-over-year to $34.34 —

— Primary mortgage insurance in force grew to an all-time high of $281 billion —

— $200 million ordinary dividend paid from Radian Guaranty to holding company during third quarter —

WAYNE, PA. November 4, 2025 - Radian Group Inc. (NYSE: RDN) today reported diluted net income from continuing operations for the quarter ended September 30, 2025, of $153 million, or $1.11 per share. This compares with diluted net income from continuing operations for the quarter ended September 30, 2024, of $167 million, or $1.09 per share.

Pretax income from continuing operations for the quarter ended September 30, 2025, was $199 million compared to $214 million for the quarter ended September 30, 2024. Adjusted pretax operating income for the quarter ended September 30, 2025, was $206 million compared to $217 million for the quarter ended September 30, 2024. Adjusted diluted net operating income per share for the quarter ended September 30, 2025, was $1.15 compared to $1.10 for the quarter ended September 30, 2024.

Key Financial Highlights	Quarter ended
($ in millions, except per-share amounts)	September 30, 2025	June 30, 2025	September 30, 2024

Total revenues	$303	$299	$313
Net income	$141	$142	$152
Net income from continuing operations	$153	$154	$167
Diluted net income from continuing operations per share	$1.11	$1.11	$1.09
Pretax income from continuing operations	$199	$193	$214
Adjusted pretax operating income (1)	$206	$191	$217
Adjusted diluted net operating income per share (1)	$1.15	$1.11	$1.10
Return on equity from continuing operations	13.4%	13.6%	14.5%
Adjusted net operating return on equity (1)	13.9%	13.5%	14.7%
New insurance written	$15,497	$14,330	$13,493
Net premiums earned	$237	$234	$235
New defaults	13,378	11,467	13,708

	As of
($ in millions, except per-share amounts)	September 30, 2025	June 30, 2025	September 30, 2024

Book value per share	$34.34	$33.18	$31.37
Accumulated other comprehensive income (loss) value per share	$(1.67)	$(2.02)	$(1.56)
PMIERs Available Assets	$5,958	$6,021	$5,984
PMIERs excess Available Assets	$1,876	$2,035	$2,122
Available holding company liquidity (2)	$995	$784	$844
Total investments	$5,852	$5,680	$5,833
Assets held for sale	$723	$2,267	$1,091
Liabilities held for sale	$550	$2,071	$885
Primary mortgage insurance in force	$280,559	$276,745	$274,721
Percentage of primary loans in default	2.42%	2.27%	2.25%
Loss reserves	$388	$377	$357

(1)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are on a continuing operations basis and are non-GAAP financial measures. For definitions and reconciliations of these measures to the comparable GAAP measures, as well as an explanation of a change made to these measures in the third quarter of 2025 to exclude the results of discontinued operations, see Exhibits F and G.
(2)
Represents Radian Group’s available liquidity without considering available capacity under its unsecured revolving credit facility.

Book value per share at September 30, 2025, was $34.34 compared to $33.18 at June 30, 2025, and $31.37 at September 30, 2024. This represents a 9% growth in book value per share at September 30, 2025, as compared to September 30, 2024, and includes accumulated other comprehensive income (loss) of $(1.67) per share as of September 30, 2025, and $(1.56) per share as of September 30, 2024. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“We delivered excellent financial results during the quarter and announced our plans to strategically transform Radian into a global, multi-line specialty insurer,” said Radian’s Chief Executive Officer Rick Thornberry. “Our results demonstrate the strength and consistency of our business, driven by a high-quality mortgage insurance portfolio, disciplined capital management, and deep customer relationships.”

Thornberry added, “The acquisition of Inigo, a highly profitable specialty insurer, is expected to significantly expand our total addressable market, create meaningful capital synergies, and enhance our ability to allocate our capital where we see the greatest opportunity for economic value and profitable growth. As we look to the future, we are excited about what both teams can accomplish together.”

THIRD QUARTER HIGHLIGHTS

■
Mortgage insurance new insurance written was $15.5 billion in the third quarter of 2025 compared to $14.3 billion in the second quarter of 2025 and $13.5 billion in the third quarter of 2024.
■
Refinances accounted for 5% of total NIW in the third quarter of 2025 compared to 5% in the second quarter of 2025 and 4% in the third quarter of 2024.
■
Additional details regarding NIW may be found in Exhibit H.
■
Total primary mortgage insurance in force of $280.6 billion as of September 30, 2025, compared to $276.7 billion as of June 30, 2025, and $274.7 billion as of September 30, 2024.
■
Persistency, which is the percentage of mortgage insurance that remains in force after a twelve-month period, was 84% for the twelve months ended September 30, 2025, compared to 84% for the twelve months ended June 30, 2025, and 84% for the twelve months ended September 30, 2024.
■
Annualized persistency for the three months ended September 30, 2025, was 84% compared to 84% for the three months ended June 30, 2025, and 84% for the three months ended September 30, 2024.
■
Additional details regarding our primary mortgage insurance in force may be found in Exhibit I.
■
Net mortgage insurance premiums earned were $237 million for the third quarter of 2025 compared to $234 million for the second quarter of 2025 and $235 million for the third quarter of 2024.
■
Mortgage insurance in force portfolio premium yield was 37.9 basis points in the third quarter of 2025. This compares to 37.8 basis points in the second quarter of 2025 and 38.2 basis points in the third quarter of 2024.
■
Total net mortgage insurance premium yield, which includes the impact of ceded premiums earned and accrued profit commission, was 34.0 basis points in the third quarter of 2025. This compares to 33.9 basis points in the second quarter of 2025 and 34.4 basis points in the third quarter of 2024.
■
Additional details regarding premiums earned may be found in Exhibit D.
■
The mortgage insurance provision for losses was $18 million in the third quarter of 2025 compared to $12 million in the second quarter of 2025 and $6 million in the third quarter of 2024.
■
Favorable reserve development on prior period defaults was $35 million in the third quarter of 2025 compared to $36 million in the second quarter of 2025 and $51 million in the third quarter of 2024.
■
The number of primary delinquent loans was 23,819 as of September 30, 2025, compared to 22,258 as of June 30, 2025, and 22,350 as of September 30, 2024.
■
The loss ratio in the third quarter of 2025 was 8% compared to 5% in the second quarter of 2025 and 3% in the third quarter of 2024.
■
Total mortgage insurance claims paid were $10 million in the third quarter of 2025 compared to $7 million in the second quarter of 2025 and $3 million in the third quarter of 2024.
■
Additional details regarding mortgage insurance provision for losses may be found in Exhibit D.
■
Other operating expenses were $62 million in the third quarter of 2025 compared to $69 million in the second quarter of 2025 and $64 million in the third quarter of 2024.
■
Other operating expenses decreased in third quarter of 2025 as a result of a decline in variable and share-based incentive compensation expense, which was elevated in the second quarter of 2025 primarily due to the timing of our annual share-based incentive grants in that quarter, partially offset by non-operating acquisition-related expenses of $9 million incurred during the third quarter of 2025. See “Strategic Update” below for additional details on our pending acquisition of Inigo Limited (“Inigo”), a Lloyd’s specialty insurer.
■
Additional details regarding other operating expenses may be found in Exhibit D.

CAPITAL AND LIQUIDITY UPDATE

Radian Group

■
Radian Group paid a dividend on its common stock in the amount of $0.255 per share, totaling $35 million, in the third quarter of 2025.
■
Radian Group’s available liquidity increased from $784 million as of June 30, 2025, to $995 million as of September 30, 2025. Total holding company liquidity, including the company’s undrawn $275 million unsecured revolving credit facility, was $1.3 billion as of September 30, 2025.
■
On November 4, 2025, Radian Group entered into a new $500 million unsecured revolving credit facility with a syndicate of bank lenders, led by Royal Bank of Canada and Citizens Bank, which has a maturity date of November 4, 2030. The credit facility amends and replaces Radian’s previously existing $275 million facility, and includes an accordion feature that allows Radian Group, at its option, to increase the total borrowing capacity by $250 million, so long as Radian receives commitments from lenders. Subject to certain limitations, borrowings under the credit facility may be used for working capital and general corporate purposes.

Radian Guaranty

■
Radian Guaranty distributed $600 million to Radian Group in the first nine months of 2025, including a $200 million ordinary dividend in the third quarter of 2025. Based on statutory dividend limits tied to prior year net income, Radian Guaranty has the capacity to pay up to $195 million of additional distributions to Radian Group in the fourth quarter of 2025.
■
At September 30, 2025, Radian Guaranty’s Available Assets under PMIERs totaled $6.0 billion, resulting in PMIERs excess Available Assets of $1.9 billion.

STRATEGIC UPDATE

Discontinued Operations

■
As previously announced, in the third quarter of 2025, Radian Group’s board of directors approved a divestiture plan of its Mortgage Conduit, Title and Real Estate Services businesses. As a result, the results for these businesses have been reclassified to income (loss) from discontinued operations, net of tax, in our condensed consolidated statements of operations for all periods presented.
■
Income (loss) from discontinued operations, net of tax, was $(11) million for the quarter ended September 30, 2025, or $(0.08) per diluted share. This compares to income (loss) from discontinued operations, net of tax, of $(15) million for the quarter ended September 30, 2024, or $(0.10) per diluted share.
■
The results for discontinued operations for the quarter ended September 30, 2025, include $7 million of estimated costs related to the expected future sale of these businesses.
■
Additional details regarding discontinued operations may be found in Exhibit D.

Inigo Acquisition

■
As previously announced, in the third quarter of 2025, Radian Group entered into a definitive agreement to acquire Inigo, a highly profitable Lloyd’s specialty insurer, for $1.7 billion in a primarily all-cash transaction. Radian plans to fund the acquisition from Radian Group’s available liquidity sources, including $600 million from Radian Guaranty through a 10-year intercompany note approved by the Pennsylvania Insurance Department.

■
This strategic acquisition will mark an important step in Radian’s transformation from a leading U.S. mortgage insurer to a global, diversified multi-line specialty insurer, significantly expanding the company’s product expertise and capabilities.
■
The transaction values Inigo at 1.5 times its projected tangible equity at the end of 2025. The acquisition is expected to deliver mid-teens percentage accretion to earnings per share and approximately 200 basis points accretion to return on equity in the first full year after closing. Radian expects the acquisition will double its total annual revenue, and provide flexibility to deploy capital across multiple insurance lines through various business cycles.
■
The transaction is expected to close in the first quarter of 2026, subject to regulatory approvals and other closing conditions.

CONFERENCE CALL

Radian will discuss third quarter 2025 financial results in a conference call tomorrow, Wednesday, November 5, 2025, at 11:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at https://www.radian.com/for-investors/events or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at https://www.radian.com/for-investors/events.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, each from continuing operations (non-GAAP measures) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. These measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on investments and other financial instruments, and (ii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable GAAP measures.

ABOUT RADIAN

As a leading U.S. private mortgage insurer, Radian Group Inc. (NYSE: RDN) provides solutions that expand access to affordable, responsible and sustainable homeownership and helps borrowers achieve their dream of owning a home. For more information www.radian.com.

Contact:

For Investors

Dan Kobell - Phone: 215.231.1113

email: daniel.kobell@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A

	2025			2024
(In thousands, except per-share amounts)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Revenues
Net premiums earned	$237,103	$233,526	$234,044	$235,276	$235,144
Net investment income	63,399	61,672	61,010	62,211	69,349
Net gains (losses) on investments and other financial instruments	1,285	1,851	(2,001)	(6,750)	6,721
Other income	1,399	1,502	1,782	1,932	2,166
Total revenues	303,186	298,551	294,835	292,669	313,380
Expenses
Provision for losses	17,886	11,954	15,340	61	6,346
Policy acquisition costs	7,166	7,205	6,388	7,276	6,724
Other operating expenses	62,256	69,178	57,908	58,398	64,112
Interest expense	17,184	17,428	16,489	16,550	21,892
Total expenses	104,492	105,765	96,125	82,285	99,074
Pretax income from continuing operations	198,694	192,786	198,710	210,384	214,306
Income tax provision	45,892	38,301	46,620	46,629	47,751
Net income from continuing operations	152,802	154,485	152,090	163,755	166,555
Income (loss) from discontinued operations, net of tax	(11,359)	(12,689)	(7,532)	(15,464)	(14,663)
Net income	$141,443	$141,796	$144,558	$148,291	$151,892

Diluted net income per share
Net income from continuing operations	$1.11	$1.11	$1.03	$1.08	$1.09
Income (loss) from discontinued operations, net of tax	(0.08)	(0.09)	(0.05)	(0.10)	(0.10)
Diluted net income per share	$1.03	$1.02	$0.98	$0.98	$0.99
(1)
See Exhibit D for additional details.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B

The calculation of basic and diluted net income per share is as follows.

	2025			2024
(In thousands, except per-share amounts)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Net income from continuing operations	$152,802	$154,485	$152,090	$163,755	$166,555
Income (loss) from discontinued operations, net of tax	(11,359)	(12,689)	(7,532)	(15,464)	(14,663)
Net income—basic and diluted	$141,443	$141,796	$144,558	$148,291	$151,892

Average common shares outstanding—basic	137,003	137,376	145,618	150,302	151,846
Dilutive effect of share-based compensation arrangements (1)	923	984	2,109	1,610	1,227
Adjusted average common shares outstanding—diluted	137,926	138,360	147,727	151,912	153,073

Net income per share
Basic
Net income from continuing operations	$1.12	$1.12	$1.04	$1.09	$1.10
Income (loss) from discontinued operations, net of tax	(0.08)	(0.09)	(0.05)	(0.10)	(0.10)
Basic net income per share	$1.04	$1.03	$0.99	$0.99	$1.00

Diluted
Net income from continuing operations	$1.11	$1.11	$1.03	$1.08	$1.09
Income (loss) from discontinued operations, net of tax	(0.08)	(0.09)	(0.05)	(0.10)	(0.10)
Diluted net income per share	$1.03	$1.02	$0.98	$0.98	$0.99

(1)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Shares of common stock equivalents	—	2	24	9	—

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands, except per-share amounts)	2025	2025	2025	2024	2024

Assets
Investments	$5,852,034	$5,680,489	$5,725,077	$5,701,831	$5,833,045
Cash	15,258	19,013	16,026	19,220	24,813
Restricted cash	11	28	29	30	32
Accrued investment income	43,031	43,467	41,973	44,308	45,110
Accounts and notes receivable	128,765	125,744	121,052	120,990	131,972
Reinsurance recoverable	44,837	41,653	38,188	34,559	32,042
Deferred policy acquisition costs	16,711	17,248	17,855	17,746	18,430
Property and equipment, net	18,663	20,236	21,754	23,369	27,650
Prepaid federal income taxes	1,012,629	997,805	921,080	921,080	870,336
Other assets	350,350	390,962	367,501	358,962	369,520
Assets held for sale	722,514	2,267,056	1,517,393	1,447,440	1,091,084
Total assets	$8,204,803	$9,603,701	$8,787,928	$8,689,535	$8,444,034
Liabilities and stockholders’ equity
Reserve for losses and loss adjustment expense	$387,650	$377,231	$369,090	$354,431	$356,954
Unearned premiums	166,165	171,901	178,931	188,337	198,007
Senior notes	1,067,251	1,066,603	1,065,965	1,065,337	1,064,718
Other borrowings	60,401	98,685	32,122	45,865	54,364
Net deferred tax liability	910,256	864,421	826,692	772,232	761,867
Other liabilities	410,232	461,335	415,986	399,282	424,476
Liabilities held for sale	550,399	2,070,844	1,312,316	1,240,193	884,795
Total liabilities	3,552,354	5,111,020	4,201,102	4,065,677	3,745,181
Common stock	157	157	162	168	171
Treasury stock	(989,352)	(988,764)	(969,396)	(968,246)	(967,717)
Additional paid-in capital	855,320	847,399	1,048,738	1,246,826	1,315,046
Retained earnings	5,012,742	4,906,830	4,802,038	4,695,348	4,584,453
Accumulated other comprehensive income (loss)	(226,418)	(272,941)	(294,716)	(350,238)	(233,100)
Total stockholders’ equity	4,652,449	4,492,681	4,586,826	4,623,858	4,698,853
Total liabilities and stockholders’ equity	$8,204,803	$9,603,701	$8,787,928	$8,689,535	$8,444,034
Shares outstanding	135,473	135,395	141,220	147,569	149,776
Book value per share	$34.34	$33.18	$32.48	$31.33	$31.37

Holding company debt-to-capital ratio (1)	18.7%	19.2%	18.9%	18.7%	18.5%

(1)
Calculated as carrying value of senior notes, which were issued and are owed by our holding company, divided by carrying value of senior notes and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to secured borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 3)

Net Premiums Earned

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Direct
Premiums earned, excluding revenue from cancellations	$264,272	$260,336	$260,705	$261,017	$261,726
Single Premium Policy cancellations	1,821	1,708	1,206	2,363	1,783
Total direct	266,093	262,044	261,911	263,380	263,509
Ceded
Premiums earned, excluding revenue from cancellations	(45,870)	(43,849)	(42,288)	(43,239)	(41,894)
Single Premium Policy cancellations (1)	1,653	1,328	902	952	818
Profit commission - other (2)	15,227	14,003	13,519	14,183	12,711
Total ceded premiums	(28,990)	(28,518)	(27,867)	(28,104)	(28,365)
Net premiums earned	$237,103	$233,526	$234,044	$235,276	$235,144

(1)
Includes the impact of related profit commissions.
(2)
Represents the profit commission under our QSR Program, excluding the impact of Single Premium Policy cancellations.

Net Investment Income

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Fixed maturities	$57,614	$57,354	$56,649	$57,129	$59,238
Equity securities	2,446	2,634	2,145	3,350	3,047
Short-term investments	4,503	2,842	3,508	3,009	8,564
Other (1)	(1,164)	(1,158)	(1,292)	(1,277)	(1,500)
Net investment income	$63,399	$61,672	$61,010	$62,211	$69,349

(1)
Includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 3)

Provision for Losses

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Mortgage insurance
Current period defaults (1)	$52,963	$47,912	$53,740	$55,795	$57,032
Prior period defaults (2)	(35,077)	(35,958)	(38,400)	(55,734)	(50,686)
Total provision for losses	$17,886	$11,954	$15,340	$61	$6,346

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.

Other Operating Expenses

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Salaries and other base employee expenses	$24,259	$26,932	$26,139	$23,393	$23,516
Variable and share-based incentive compensation	16,115	27,335	15,265	15,842	13,485
Other general operating expenses (1)	29,438	21,986	23,227	25,783	33,387
Ceding commissions	(7,556)	(7,075)	(6,723)	(6,620)	(6,276)
Total	$62,256	$69,178	$57,908	$58,398	$64,112

(1)
Includes $9 million in the third quarter of 2025 of acquisition-related expenses, $3 million in the fourth quarter of 2024 of impairments to lease-related assets and $10 million in the third quarter of 2024 of impairments to internal-use software.

Interest Expense

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Senior notes	$15,819	$15,810	$15,800	$15,791	$20,945
FHLB advances	1,107	877	425	403	538
Revolving credit facility	258	741	264	356	409
Total interest expense	$17,184	$17,428	$16,489	$16,550	$21,892

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 3 of 3)

Discontinued Operations

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Revenues
Net premiums earned	$4,624	$3,995	$2,634	$3,286	$3,989
Services revenue	12,352	10,882	11,943	11,989	11,922
Net investment income	10,744	11,097	7,564	9,099	9,047
Net gains (losses) on investments and other financial instruments	2,191	(6,703)	1,278	(1,541)	(4,547)
Income (loss) on consolidated VIEs	(2,129)	185	428	(467)	465
Other income	(332)	(3)	(568)	826	(399)
Total revenues	27,450	19,453	23,279	23,192	20,477
Expenses
Provision for losses	129	143	(173)	(685)	543
Cost of services	8,729	8,412	8,673	9,769	9,416
Other operating expenses	23,732	20,225	19,039	29,403	21,933
Interest expense	8,105	8,446	6,010	5,963	7,499
Total expenses	40,695	37,226	33,549	44,450	39,391
Pretax income (loss) from discontinued operations	(13,245)	(17,773)	(10,270)	(21,258)	(18,914)
Income tax provision (benefit)	(1,886)	(5,084)	(2,738)	(5,794)	(4,251)
Income (loss) from discontinued operations, net of tax	$(11,359)	$(12,689)	$(7,532)	$(15,464)	$(14,663)

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E

As previously announced, in the third quarter of 2025, Radian Group’s board of directors approved a divestiture plan of its Mortgage Conduit, Title and Real Estate Services businesses. As a result, the results for these businesses have been reclassified to income (loss) from discontinued operations, net of tax, in our condensed consolidated statements of operations for all periods presented. See Exhibit D for details on our discontinued operations.

Summarized financial information concerning our one reportable segment, Mortgage Insurance, following such reclassification, for the periods indicated is as follows. For a definition of adjusted pretax operating income, along with a reconciliation to its most comparable GAAP measure, see Exhibits F and G.

Adjusted Pretax Operating Income

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Net premiums written	$235,733	$231,596	$230,250	$231,979	$233,648
(Increase) decrease in unearned premiums	1,370	1,930	3,794	3,297	1,496
Net premiums earned	237,103	233,526	234,044	235,276	235,144
Net investment income	63,399	61,672	61,010	62,211	69,349
Other income	1,399	1,503	1,781	1,931	2,166
Total	301,901	296,701	296,835	299,418	306,659
Provision for losses	17,886	11,954	15,340	61	6,346
Policy acquisition costs	7,166	7,204	6,389	7,276	6,724
Other operating expenses	53,573	69,179	57,523	55,224	54,301
Interest expense	17,184	17,428	16,489	16,549	21,892
Total	95,809	105,765	95,741	79,110	89,263
Adjusted pretax operating income	$206,092	$190,936	$201,094	$220,308	$217,396

Selected Mortgage Insurance Key Ratios

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Loss ratio (1)	7.5%	5.1%	6.6%	0.0%	2.7%
Expense ratio (2)	25.6%	32.7%	27.3%	26.6%	26.0%

(1)
Calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
Calculated as operating expenses (which consist of policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company on a continuing operations basis, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

Effective in the third quarter of 2025, the results of our Mortgage Conduit, Title and Real Estate Services businesses are included in income (loss) from discontinued operations, net of tax, for all periods presented herein. The calculation of adjusted pretax operating income, as detailed below, excludes income (loss) from discontinued operations, net of tax, for all periods presented herein. As a result, the calculations of adjusted diluted net operating income per share and adjusted net operating return on equity also exclude income (loss) from discontinued operations, net of tax, for all periods presented herein.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on investments and other financial instruments and (ii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes, computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss) from continuing operations. These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, our tax and capital profile and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses and changes in fair value of other financial instruments. Except for certain investments and other financial instruments attributable to specific operating segments, we do not view them to be indicative of our fundamental operating activities.

(2)
Impairment of other long-lived assets and other non-operating items, if any. Impairment of other long-lived assets and other non-operating items includes activities that we do not view to be indicative of our fundamental operating activities, such as: (i) impairment of internal-use software and other long-lived assets; (ii) gains (losses) from the sale of lines of business; (iii) acquisition-related income and expenses; and (iv) gains (losses) on extinguishment of debt.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

See Exhibit G for the reconciliations of the most comparable GAAP measures, pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share and return on equity from continuing operations to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are not measures of overall profitability, and therefore, should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share or return on equity from continuing operations. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 2)

Reconciliation of Pretax Income from Continuing Operations to Adjusted Pretax Operating Income

	2025			2024
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Pretax income from continuing operations	$198,694	$192,786	$198,710	$210,384	$214,306
Less reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	1,285	1,850	(2,000)	(6,750)	6,721
Impairment of other long-lived assets and other non-operating items (1)	(8,683)	—	(384)	(3,174)	(9,811)
Total adjusted pretax operating income	$206,092	$190,936	$201,094	$220,308	$217,396

(1)
These amounts are included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A and relate to acquisition-related expenses for the 2025 periods and impairment of other long-lived assets for the 2024 periods.

Reconciliation of Diluted Net Income from Continuing Operations Per Share to Adjusted Diluted Net Operating Income Per Share

	2025			2024
	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Diluted net income from continuing operations per share	$1.11	$1.11	$1.03	$1.08	$1.09
Less per-share impact of reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	0.01	0.01	(0.02)	(0.04)	0.04
Impairment of other long-lived assets and other non-operating items	(0.06)	—	—	(0.02)	(0.06)
Income tax (provision) benefit on reconciling income (expense) items (1)	0.01	(0.01)	0.01	0.01	0.01
Per-share impact of reconciling income (expense) items	(0.04)	—	(0.01)	(0.05)	(0.01)
Adjusted diluted net operating income per share	$1.15	$1.11	$1.04	$1.13	$1.10

(1)
Calculated using the company’s federal statutory tax rate of 21%.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 2)

Reconciliation of Return on Equity from Continuing Operations to Adjusted Net Operating Return on Equity (1)

	2025			2024
	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Return on equity from continuing operations (1)	13.4%	13.6%	13.2%	14.1%	14.5%
Less impact of reconciling income (expense) items (2)
Net gains (losses) on investments and other financial instruments	0.1%	0.1%	(0.3)%	(0.6)%	0.6%
Impairment of other long-lived assets and other non-operating items	(0.7)%	—%	—%	(0.2)%	(0.9)%
Income tax (provision) benefit on reconciling income (expense) items (3)	0.1%	—%	0.1%	0.2%	0.1%
Impact of reconciling income (expense) items	(0.5)%	0.1%	(0.2)%	(0.6)%	(0.2)%
Adjusted net operating return on equity	13.9%	13.5%	13.4%	14.7%	14.7%

(1)
Calculated by dividing annualized net income by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(2)
Annualized, as a percentage of average stockholders’ equity.
(3)
Calculated using the company’s federal statutory tax rate of 21%.

See Exhibit F for additional information on our non-GAAP financial measures, including a change made effective in the third quarter of 2025 to exclude the results of discontinued operations in the calculations of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - New Insurance Written

Exhibit H

	2025			2024
($ in millions)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

NIW	$15,497	$14,330	$9,489	$13,186	$13,493
NIW by premium type

Direct monthly and other recurring premiums	96.4%	96.4%	96.4%	96.4%	95.9%

Direct single premiums	3.6%	3.6%	3.6%	3.6%	4.1%

NIW for purchases	94.8%	94.6%	95.6%	90.4%	95.6%
NIW for refinances	5.2%	5.4%	4.4%	9.6%	4.4%
NIW by FICO score (1)
>=740	63.5%	68.2%	68.1%	71.7%	69.5%
680-739	31.8%	27.0%	27.0%	23.3%	24.8%
620-679	4.7%	4.8%	4.9%	5.0%	5.7%
<=619	0.0%	0.0%	0.0%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (1)
95.01% and above	16.3%	16.7%	15.6%	15.9%	16.5%
90.01% to 95.00%	46.5%	44.0%	41.5%	37.5%	37.1%
85.01% to 90.00%	29.2%	30.1%	32.3%	31.7%	31.5%
85.00% and below	8.0%	9.2%	10.6%	14.9%	14.9%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
At origination.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2025			2024
($ in millions)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Primary IIF	$280,559	$276,745	$274,159	$275,126	$274,721
Primary RIF (1)	$74,039	$72,820	$71,958	$72,074	$71,834
Primary RIF by premium type
Direct monthly and other recurring premiums	90.7%	90.3%	90.1%	90.0%	89.8%
Direct single premiums	9.3%	9.7%	9.9%	10.0%	10.2%
Primary RIF by FICO score (2)
>=740	60.7%	60.6%	60.3%	60.1%	59.6%
680-739	32.3%	32.2%	32.4%	32.6%	33.0%
620-679	6.8%	6.9%	7.0%	7.0%	7.1%
<=619	0.2%	0.3%	0.3%	0.3%	0.3%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	20.4%	20.2%	20.0%	19.8%	19.5%
90.01% to 95.00%	48.3%	48.0%	47.9%	47.9%	48.0%
85.01% to 90.00%	26.8%	27.1%	27.3%	27.3%	27.3%
85.00% and below	4.5%	4.7%	4.8%	5.0%	5.2%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	83.8%	83.8%	83.7%	83.6%	84.4%
Persistency Rate (quarterly, annualized) (3)	84.2%	83.8%	85.7%	82.7%	84.1%

(1)
RIF is presented on a gross basis and includes the amount ceded under reinsurance.
(2)
At origination.
(3)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “pursue,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, statements regarding the expected completion, financing and timing of the proposed acquisition of Inigo Limited and its impact on Radian Group’s earnings, return on equity, revenue and debt-to-capital ratio, as well as its deployment of capital, and statements regarding the planned divestitures of our Mortgage Conduit, Title and Real Estate Services businesses, including the financial impact on Radian Group, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

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the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market, the credit performance of our insured mortgage portfolio, the returns on our investments in residential mortgage loans and other mortgage assets acquired through our Mortgage Conduit business and other investments held in our investment portfolio, as well as our business prospects, including: changes resulting from inflationary pressures, the interest rate environment and the risk of recession and higher unemployment rates; other macroeconomic stresses and uncertainties, including potential impacts related to the recent regulatory and legislative actions and responses thereto, as well as other political and geopolitical events, civil disturbances and endemics/pandemics or extreme weather events and other natural disasters that may adversely affect regional economic conditions and housing markets;
■
the primary and secondary impacts of government actions and executive orders, including regulatory and legislative actions, tariffs and trade policies, reductions in the federal workforce and most recently the government shutdown, as well as legal challenges and other responses to those actions, and related uncertainty, volatility and potential disruptions in the U.S. and global financial markets;
■
changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
■
Radian Guaranty’s ability to remain eligible under the PMIERs to insure loans purchased by the GSEs;
■
our ability to maintain an adequate level of capital in our subsidiaries, including for our insurance subsidiaries to satisfy current and future regulatory requirements;
■
changes in the charters or business practices of, or rules or regulations imposed by or applicable to, the GSEs or loans purchased by the GSEs, or changes in the requirements for Radian Guaranty to remain an approved insurer to the GSEs, such as changes in the PMIERs or the GSEs’ interpretation and application of the PMIERs or other applicable requirements;
■
changes in the current housing finance system in the United States, including the roles and areas of primary focus of the FHA, the U.S. Department of Veterans Affairs (“VA”), the GSEs and private mortgage insurers in this system;
■
our ability to successfully execute and implement our capital plans, including our risk distribution strategy through the capital markets, traditional reinsurance markets or other strategies, and to maintain sufficient holding company liquidity to meet our ongoing liquidity needs;
■
our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE and/or regulatory approvals and licenses, including regulatory approvals necessary to complete the Inigo acquisition, that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;

■
risks associated with the planned acquisition of Inigo, including: (a) the parties’ ability to complete the transaction, on the anticipated timeline or at all, including uncertainty related to securing the necessary regulatory approvals without a burdensome remedy; (b) the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; (c) risks related to diverting the attention of either party’s management from ongoing business operations; (d) the possibility that the anticipated benefits of the acquisition are not realized when expected, or at all; (e) significant unknown or inestimable liabilities associated with Inigo Limited; (f) risks related to the uncertainty of expected future financial performance and results of Inigo Limited and its businesses following completion of the acquisition; (g) risks related to the availability of sufficient cash resources to make the consideration payment under the acquisition agreement or Radian Group’s ability to raise new funds; (h) risks related to limitations and compliance with an intercompany borrowing by Radian Group from Radian Guaranty; and (i) risks associated with Radian Group’s ability to successfully execute on its strategic transformation to become a global multi-line specialty insurer;
■
risks associated with the decision to divest the Mortgage Conduit, Title and Real Estate Services businesses, including: (a) the ability to complete any or all of the divestiture transactions, on the anticipated timeline or at all, including risks and uncertainties related to securing necessary regulatory and third-party approvals and consents; (b) any impact of the decision to divest these businesses on Radian Group’s ability to attract, hire, and retain key and highly skilled personnel; (c) any disruption of current plans and operations caused by the announcement of the decision to divest these businesses, making it more difficult to conduct business as usual or maintain relationships with current or future service providers, customers, employees, vendors and financing sources; and (d) the terms, timing, structure, benefits and costs of any divestiture transaction for each of these businesses;
■
risks related to the quality of third-party mortgage underwriting and mortgage loan servicing, including the timeliness and accuracy of servicer reporting;
■
a decrease in the Persistency Rate of our mortgage insurance on Monthly Premium Policies;
■
competition in the private mortgage insurance industry generally, including competition from current and potential new mortgage insurers, the FHA and the VA and from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;
■
U.S. political conditions and legislative and regulatory activity (or inactivity), including adoption of (or failure to adopt) new laws, regulations and executive orders, changes in existing laws, regulations and executive orders, or the way they are interpreted or applied, and adoption of laws, regulations or executive orders that conflict among jurisdictions in which we operate, any of which could be further impacted by the current government shutdown;
■
legal and regulatory claims, assertions, actions, reviews, audits, inquiries or investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;
■
the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves for our Mortgage Insurance business or that we may fail to accurately calculate or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our insurance operations and our risk distribution strategies;
■
risks associated with investments to diversify and grow our business, or to pursue new lines of business or develop new products and services, and additional financial risks related to these investments, including required changes in our investment, financing and hedging strategies, risks associated with our use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets, and the risk that we may fail to achieve forecasted results, which could result in lower or negative earnings contribution;
■
the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to malware, unauthorized access, cyberattack, ransomware or other similar events;

■
the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control and, in the case of Radian Guaranty Inc., our mortgage insurance subsidiary, will require prior approval from the Pennsylvania Insurance Department for a period of at least three years and no more than five in connection with the funding for the Inigo acquisition;
■
the ability of our operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators;
■
volatility in our financial results caused by changes in the fair value of our assets and liabilities carried at fair value;
■
changes in GAAP or SAP rules and guidance, or their interpretation;
■
the amount and timing of potential payments or adjustments associated with federal or other tax examinations; and
■
our ability to attract, develop and retain key employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and to subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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